UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2010

Abbott Laboratories

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

Abbott Laboratories held its Annual Meeting of Shareholders on April 23, 2010.  The following is a summary of the matters voted on at that meeting.

(a)         The shareholders elected Abbott’s entire Board of Directors.  The persons elected to Abbott’s Board of Directors and the number of shares cast for, the number of shares withheld, and broker non-votes, with respect to each of these persons, were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Robert J. Alpern, M.D.	1,140,750,134	14,949,391	166,860,701
Roxanne S. Austin	1,123,409,954	32,289,571	166,860,701
William M. Daley	841,926,077	313,773,448	166,860,701
W. James Farrell	842,236,792	313,462,733	166,860,701
H. Laurance Fuller	838,528,414	317,171,111	166,860,701
William A. Osborn	841,918,166	313,781,359	166,860,701
The Rt. Hon. Lord Owen CH FRCP	1,129,504,665	26,194,860	166,860,701
Roy S. Roberts	1,133,957,595	21,741,930	166,860,701
Samuel C. Scott III	1,137,919,145	17,780,380	166,860,701
William D. Smithburg	837,639,004	318,060,521	166,860,701
Glenn F. Tilton	1,138,849,304	16,850,221	166,860,701
Miles D. White	1,119,364,303	36,335,222	166,860,701

(b)        The shareholders ratified the appointment of Deloitte & Touche LLP as Abbott’s auditors.  The number of shares cast in favor of the ratification of Deloitte & Touche LLP, the number against, the number abstaining, and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

1,310,227,422	9,516,956	2,815,848	0

(c)         The shareholders rejected a shareholder proposal regarding an advisory vote on executive compensation. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

483,187,858	626,448,910	46,018,801	166,904,657

(d)        The shareholders rejected a shareholder proposal requesting the amendment of Abbott’s bylaws to allow holders of 10% of Abbott’s outstanding common shares to call a special shareholder meeting. The number of shares cast in favor of the shareholder proposal, the number against, the number abstaining, and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes

442,598,695	703,426,759	9,673,491	166,861,281

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: April 29, 2010	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance and Chief Financial Officer